Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$30,012,938
Realized Gain (Loss) on Swap Contracts	38,101,002
Unrealized Gain (Loss) on Market Value of Commodity Futures	139,810,973
Unrealized gain (loss) on Fair Value of Swap Contracts	(269)
Dividend Income	2,009,986
Interest Income	4,215,183
ETF Transaction Fees	35,000
Total Income (Loss)	$214,184,813

Expenses
General Partner Management Fees	$590,187
Professional Fees	183,493
Brokerage Commissions	49,042
Directors' Fees and insurance	65,991
License fees	19,673
Total Expenses	$908,386
Net Income (Loss)	$213,276,427

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/23	$1,579,791,268
Additions (3,700,000 Shares)	254,836,632
Withdrawals (8,300,000 Shares)	(568,725,466)
Net Income (Loss)	213,276,427

Net Asset Value End of Month	$1,479,178,861
Net Asset Value Per Share (20,223,603 Shares)	$73.14

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596